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                                                                    Exhibit 99.1



CONTACTS:

S. Olav Carlsen                                Deborah Stapleton/Kristine Mozes
Transmeta Corporation                          Stapleton Communications Inc.
(408) 919-3000                                 (650) 470-0200


 TRANSMETA CORP. REPORTS Q1 FISCAL 2003 FINANCIAL RESULTS IN LINE WITH GUIDANCE

                    TM8000 Processor on Plan for Q3 Shipments

SANTA CLARA, Calif. - April 17, 2003 - Transmeta Corporation (Nasdaq: TMTA), the leader in efficient computing, today announced financial results for its first quarter of fiscal 2003 ended March 28, 2003.

Net revenue for the first quarter of fiscal 2003 was $6.0 million, compared with $6.1 million reported in the fourth quarter of 2002 and $4.1 million in the first quarter of 2002. GAAP net loss for the first quarter of 2003 was $20.1 million, or a loss of $0.15 per share. This compares with a GAAP net loss of $21.7 million, or a loss of $0.16 per share in the fourth quarter of 2002 and a GAAP net loss of $30.9 million, or a loss of $0.23 per share a year ago.

On a pro forma basis, which excludes the effects of non-cash charges of $3.1 million, the net loss for the first quarter was $17.0 million, or a net loss of $0.12 per share. This compares with a pro forma net loss of $17.6 million, which excludes non-cash charges of $4.1 million, or a net loss of $0.13 per share in the fourth quarter of 2002, and a pro forma net loss of $23.2 million, which excludes non-cash charges of $7.7 million, or a net loss of $0.17 per share in the first quarter of 2002.

"In the first quarter, we achieved revenue and gross margins in line with our guidance, lowered our operating expenses and improved cash usage by more than we expected," said Dr. Matthew R. Perry, president and CEO of Transmeta.

"Feedback from customers on our TM8000 processor continues to be positive, and production remains on plan for the third quarter of this year," said Dr. Perry. "Our TM8000 processor will increase computing efficiency through its advanced versions of our Code Morphing Software and LongRun power and thermal management technologies and by executing up to eight instructions per clock.

"Our Crusoe TM5800 processor has been successful in the embedded market, winning several key designs that we expect to announce in the coming quarters. In addition to supplying our processors to the ultra-light notebook and Tablet PC markets, we also expect to be a leading supplier to Ultra-Personal Computer
(UPC) manufacturers where energy efficiency is key. The balance of high performance, power efficiency, flexibility, choice and low cost offered by our processors remains unmatched," said Dr. Perry.
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"We are in a transition period as our embedded designs begin to ramp and as mobile computing design activity shifts to our TM8000 processor. Customers are currently designing the TM8000 into fall 2003 models of Tablet PCs and small-screen notebooks, as well as evaluating it for spring 2004 models of 12- to 14-inch notebooks," said Dr. Perry. "We believe the embedded ramp and transition to the TM8000 will stimulate growth in the second half of the year; however, it is not likely to be sufficient to achieve our goal of profitability in the fourth quarter. We will continue to control our spending and closely monitor our revenue growth during the second half of the year, still driving toward a goal of profitability."

HIGHLIGHTS

New/Upgraded Notebook Products

- Sharp Systems of America is using Transmeta's energy efficient 1 GHz Crusoe TM5800 processor in its Actius MM10 notebook introduced in the U.S. market. The new Sharp notebook weighs only 2.1 lbs and is just 0.54 inches thick, making it the thinnest and lightest full-featured 10.4-inch notebook computer available in the U.S. market.

- Sharp introduced in Japan new models of its ultra-thin Mebius Muramasa mobile computer. The PC-MM1-H3W and PC-MM1-H3S models feature Transmeta's 1 GHz Crusoe TM5800 processor.

- Hitachi launched its Flora 210W notebook PC in Japan. The sub-notebook computer is driven by a 1 GHz Transmeta Crusoe TM5800 processor, weighs 2.1 pounds and is just under 0.6 inches thick.

- Fujitsu announced new models of its LOOX-T and LOOX-S mobile computers in Japan, which use Transmeta's Crusoe TM5800 processors.

New Tablet PCs

- HP's Compaq Tablet PC TC1000 was awarded a Design Oscar by iF Design Award 2003 for its commitment to innovation and creativity of design. The TC1000 was the first computer to use Transmeta's new 1 GHz Crusoe TM5800 processor and is currently selling worldwide.

- Viglen Ltd., one of the largest and most successful direct PC manufacturers in the United Kingdom, introduced the eXaro Tablet PC, featuring a Transmeta Crusoe TM5800 processor.

- Zupera Technology, based in Hong Kong, launched its new Tablet PC in the Canadian market. The Zupera neXP Tablet PC uses a Transmeta Crusoe TM5800 processor.

- Time Computers launched the Time Tablet PC, a three-pound, fanless Tablet PC that is well suited for the education market as well as for corporate and consumer use. The Time Tablet PC is powered by a Transmeta Crusoe TM5800 processor and is now available in Europe.

- JLT Mobile Computers, a Sweden-based provider of ruggedized mobile PCs for governmental, industrial and business applications, announced its G-Force 850 Tablet PC. The G-Force 850, featuring a Transmeta Crusoe TM5400 processor, is a powerful, convenient, lightweight and ultra-tough PC that is designed for heavy industrial, military, field service and public safety users.

New Embedded Products

- Visual Technology of Japan launched its VT-PC Blade Cluster/XC, which was jointly developed with JMnet and uses a Transmeta Crusoe TM5800 processor.

- ICP-Electronics, one of the largest industrial computer manufacturers in Taiwan, introduced its
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     DIN-310 fanless, PC-based controller. The DIN-310 features a Transmeta
     Crusoe TM5400 processor.

- VoiceCom AG announced its new VoiceButler for the German market. The VoiceButler, a speech-controlled telephone receptionist for the small office/home office market, uses a Transmeta Crusoe TM5800 processor.

New/Upgraded Desktop Products

- NEC upgraded its award-winning energy conservation Mate Eco in Japan. The MA80W/F and MA90W models feature Transmeta's Crusoe TM5800 processor.

- Ashton Digital announced that its new Excelente 515, a desktop replacement unit that is as compact and light as a notebook, is powered by a Transmeta Crusoe TM5600 processor.

Corporate

- The company also announced the appointment of Arthur L. Swift as senior vice president of marketing. Swift brings more than 20 years of industry experience and business achievement, including as vice president of marketing and business development at Summit Microelectronics, a vice president and general manager at Cirrus Logic, as well as vice president of marketing for Cirrus Logic, a vice president of marketing for Sun Microsystems and as a vice president of marketing and sales for Digital Equipment Corporation.

- Transmeta announced that it established a worldwide sales and distribution network of manufacturers' representatives, distributors, resellers and stocking representatives to support the company's growth plans for new and existing markets. The worldwide sales and distribution network bolsters the capabilities of the company's direct sales force by providing an integrated group of professional firms in important markets.

- The company joined LynuxWorks' SynergyWorks alliance program. LynuxWorks is a technology leader in the embedded software solutions market and as a result of the marketing partnership, both the LynxOS real-time operating system and BlueCat Linux operating system are available for Transmeta's Crusoe Special Embedded processor.

CURRENT FINANCIAL OUTLOOK FOR SECOND QUARTER 2003

The following outlook statements are based upon current expectations. These statements are forward looking, and actual results could differ materially.

The company currently expects Q2 revenue to be approximately $5.0 million, with a GAAP net loss per share of $0.16 to $0.17 and a pro forma net loss per share of $0.13 to $0.14. The expected pro forma net loss per share does not include the effect of non-cash amortization and deferred compensation charges, which are expected to total $3.5 million for Q2. Operating expenses will remain flat at approximately $19 million. Cash at the end of June should be approximately $88.0 million, after a regularly scheduled payment of $7.5 million related to the acquisition of certain patents and patent rights in 2001.

CONFERENCE CALL

The company will hold a conference call at 2:00 pm Pacific Time today, April 17, 2003, to discuss the first quarter fiscal 2003 financial results. To participate, please dial (719) 457-2633 at approximately 1:50 pm. A live webcast of the conference call will be available via the investor relations page of the company's website at www.transmeta.com. A replay of the call will be available
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one hour after the completion of the call. To access the recording, please dial
(888) 203-1112, passcode 534183. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.

ABOUT TRANSMETA CORPORATION

Transmeta Corporation develops and sells software-based microprocessors and develops additional hardware, software and system technologies that enable manufacturers to build highly efficient computing systems characterized by low power consumption, reduced heat dissipation and the high performance required to run standard x86 compatible programs. We originally developed our family of Crusoe microprocessors for lightweight notebook computers and other mobile computing devices, but we have developed and are continuing to develop microprocessors suitable for a variety of existing and emerging end markets in which x86 program compatibility and energy and thermal efficiency are desirable. To learn more about Transmeta, visit www.transmeta.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic, political and public health conditions, specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent report on Form 10-K, which describes these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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                              TRANSMETA CORPORATION
                             CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                               Three Months Ended
                                                      ---------------------------------
                                                      Mar. 28, 2003       Mar. 29, 2002
                                                      -------------       -------------
                                                                 (unaudited)

Net revenue                                             $   6,017           $   4,147
Cost of revenue                                             4,452               2,836
                                                        ---------           ---------
Gross profit                                                1,565               1,311
Operating expenses
  Research and development                                 12,479              18,080
  Selling, general and administrative                       6,634               7,934
  Amortization of deferred charges
    and intangible assets                                   2,640               2,848
  Stock compensation                                          436               4,804
                                                        ---------           ---------
      Total operating expenses                             22,189              33,666
                                                        ---------           ---------
Operating loss                                            (20,624)            (32,355)
  Interest and other, net                                     600               1,491
                                                        ---------           ---------
Loss before provision for income taxes                    (20,024)            (30,864)
  Provision for income taxes                                   17                  23
                                                        ---------           ---------
Net loss                                                $ (20,041)          $ (30,887)
                                                        =========           =========

Net loss per share--basic and diluted                   $   (0.15)          $   (0.23)

Weighted average shares outstanding -- basic
 and diluted                                              137,551             132,997

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                              TRANSMETA CORPORATION

                        PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

The following pro forma supplemental information excludes the amortization of deferred charges and intangible assets and non-cash stock compensation awards.

                                                                  Three Months Ended
                                                          -------------------------------
                                                          Mar. 28, 2003     Mar. 29, 2002
                                                          -------------     -------------
                                                                     (unaudited)
Net revenue                                                $   6,017         $   4,147
Cost of revenue                                                4,452             2,836
                                                           ---------         ---------
Gross profit                                                   1,565             1,311
Operating expenses
  Research and development                                    12,479            18,080
  Selling, general and administrative                          6,634             7,934
                                                           ---------         ---------
    Total operating expenses                                  19,113            26,014
                                                           ---------         ---------
Operating loss                                               (17,548)          (24,703)
  Interest and other, net                                        600             1,491
                                                           ---------         ---------
Loss before provision for income taxes                       (16,948)          (23,212)
 Provision for income taxes                                       17                23
                                                           ---------         ---------
Net loss                                                   $ (16,965)        $ (23,235)
                                                           =========         =========


Net loss per share--basic and diluted                      $   (0.12)        $   (0.17)

Weighted average shares outstanding--
  basic and diluted                                          137,551           132,997


The pro forma amounts have been adjusted to eliminate the following:


Amortization of deferred charges and intangible assets     $   2,640         $   2,848
Stock compensation                                               436             4,804

Net loss in accordance with U.S. GAAP                      $ (20,041)        $ (30,887)

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                              TRANSMETA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                 Mar. 28, 2003    Dec. 27, 2002 (1)
                                                                 -------------    -----------------
                                                                  (unaudited)
Assets
Current assets
  Cash and short-term investments                                  $111,783           $129,450
  Accounts receivable, net                                            2,642              4,060
  Inventories                                                         9,968             10,937
  Prepaid and other current assets                                    5,310              4,722
                                                                   --------           --------
     Total current assets                                           129,703            149,169
Property and equipment, net                                           8,562              9,574
Other assets                                                         37,562             38,812
                                                                   --------           ---
     Total assets                                                  $175,827           $197,555
                                                                   ========           ========

Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable and other current liabilities                   $ 11,787           $ 13,722
  Current portion of accrued restructuring costs                      2,183              2,549
  Current portion of long-term obligations                           15,290             16,865
                                                                   --------           --------
    Total current liabilities                                        29,260             33,136
Long-term accrued restructuring costs                                 5,120              5,456
Long-term payables                                                   18,961             18,116
Stockholders' equity                                                122,486            140,847
                                                                   --------           --------
    Total liabilities and stockholders' equity                     $175,827           $197,555
                                                                   ========           ========



(1) Derived from audited financial statements included in the Company's Form 10-K for the fiscal year 2002 filed with the Securities and Exchange Commission.